UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022

Adagio Therapeutics, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-40703	85-1403134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road, Suite 178 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 819-0080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ADGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Lynn Connolly, M.D., Ph.D., Chief Medical Officer of Adagio Therapeutics, Inc. (the “Company”), has resigned her position, effective as of March 25, 2022, to tend to family obligations. Dr. Connolly will continue to serve as Chief Medical Officer through the Company’s previously announced analysis of the ADG20 clinical data from its global Phase 2/3 clinical trials for the prevention and treatment of COVID-19 to assess the preliminary safety and efficacy of ADG20 at the 300mg dose in each trial and to transition her responsibilities. Ellie Hershberger, PharmD, the Company’s Chief Development Officer, will assume responsibility for the Company’s clinical development programs on a permanent basis. The Company expects to enter into a consulting agreement with Dr. Connolly. The Company and its Board of Directors thank Dr. Connolly for her contributions and wish her well in her future endeavors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adagio Therapeutics, Inc.

Dated: March 1, 2022	By:	/s/ Jill Andersen
Jill Andersen
Chief Legal Officer